UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 28, 2010

G2 VENTURES, INC.
(Exact name of registrant as specified in its charter)

Texas	333-108715	98-0221494
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

16th Floor, Tianjin Global Zhiye Square, 309 Nanjing Road,
Nankai District, Tianjin,
People’s Republic of China 300100
(Address of principal executive offices)

+86 22-58896888
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 28, 2010, in connection with the sale of 3,300,000 shares of our common stock from our Chief Executive Officer, director and largest shareholder, Mr. Gust C. Kepler to Crystal Globe Limited, a British Virgin Islands company, Mr. Kepler and Ms. Nicole Kirkwood resigned effective that date, all their officer and director positions with the Company.

Also on September 28, 2010, the board of directors appointed Mr. Jinghe Zhang as the Company’s new President, Chief Executive Officer and sole director and Mr. Yuan  Huang as the Company’s new Chief Financial Officer, Secretary and Treasurer with effect from that date.

Jinghe Zhang, age 45, is the founder of Tianjin Joway Shengshi Group Co, Ltd. (“Joway Group”) Mr. Zhang has extensive experience in business management and product marketing. He has served as Chairman of the Board and CEO for Joway Group since its incorporation in 2007. From January 2005 to May 2007, he was the Chairman and general manager for Shenyang Joway Industrial Development Co., Ltd. From May 2003 to December 2004, he served as Chairman and general manager of Shengyang Dazhou Healthcare Products Co., Ltd. He headed the marketing department of Tianjin Tianshi Biological Engineering Co., Ltd. from July 2000 to May 2003.  From July 1988 to July 2000, he was employed as sales manager by Tianjin Hardware Procurement & Supply Station.  Mr. Zhang received his bachelor degree in economics from Tianjin University of Finance and Economics in July 1988.

Yuan Huang, age 39, has served as Chief Financial Officer for Joway Group since September 2009. He worked as Senior Financial Manager of Tianjin Tianshi Group Co., Ltd. from September 2005 to August 2009. He was the financial manager of Herbie (Tianjin) Electronics Co., Ltd. from November 2003 to July 2005.  He served as Section Chief of the Budget Department of Bridgestone Tires (Tianjin) Co., Ltd from December 1998 to November 2003.  Mr. Huang received his master degree and bachelor degree in accounting from Tianjin University of Finance and Economics in July 2009 and July 1993, respectively.

On September 28, 2010, we entered into employment agreements with each of Jinghe Zhang and Yuan Huang.  Under their respective agreements, Jinghe Zhang is employed as our new Chief Executive Officer for a term of three years and a monthly salary of RMB7,000 (approximately $1,044.78),  and Yuan Huang is employed as our Chief Financial Officer and Secretary of the Board for a term of three years and a monthly salary of RMB 5,000 (approximately $746.27). Pursuant to these agreements, neither party may terminate the employment agreement without cause. Mr. Zhang receives no additional compensation as a director of the Company.

Except for the aforesaid employment agreements, neither Mr. Zhang or Mr. Huang has had any transaction with us since the beginning of our last fiscal year.  There is no family relationship between Mr. Zhang and Mr. Huang.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2010

G2 VENTURES, INC.

By: /s/ Jinghe Zhang
Jinghe Zhang
President and Chief Executive Officer